Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and further agree that this joint filing agreement shall be included as an exhibit to such joint filing, and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he, she or it knows or has reason to believe that such information is not accurate. The undersigned each expressly authorize each other to file any and all amendments to such statement on their behalf. The undersigned agree that this joint filing agreement may be signed in counterparts.

Dated: April 22, 2022

Bing Zhang

By:	/s/ Bing Zhang
Name:	Bing Zhang, an individual

Happy Starlight Limited

By:	/s/ Bing Zhang
Name:	Bing Zhang, Authorized Signatory

Jia Lu

By:	/s/ Jia Lu
Name:	Jia Lu, an individual

Enjoy Starlight Limited

By:	/s/ Jia Lu
Name:	Jia Lu, Authorized Signatory

Himanshu H. Shah

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah, an individual

Shah Capital Opportunity Fund LP

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah, Authorized Signatory

Shah Capital Management, Inc.

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah, Authorized Signatory

Ronghui Zhang

By:	/s/ Ronghui Zhang
Name:	Ronghui Zhang, an individual

Wealth Starlight Limited

By:	/s/ Ronghui Zhang
Name:	Ronghui Zhang, Authorized Signatory

WEI Zhang

By:	/s/ Wei Zhang
Name:	Wei Zhang, an individual

Hui Lin

By:	/s/ Hui Lin
Name:	Hui Lin, an individual

Rich Starlight Limited

By:	/s/ Hui Lin
Name:	Hui Lin, Authorized Signatory

Hanying Li

By:	/s/ Hanying Li
Name:	Hanying Li, an individual

Lilly Starlight Limited

By:	/s/ Hanying Li
Name:	Hanying Li, Authorized Signatory

Renny Consulting Ltd

By:	/s/ Hanying Li
Name:	Hanying Li, Authorized Signatory

Song Gao

By:	/s/ Song Gao
Name:	Song Gao, an individual

Peiyuan Qiu

By:	/s/ Peiyuan Qiu
Name:	Peiyuan Qiu, an individual

Smart Best International Corporation

By:	/s/ Peiyuan Qiu
Name:	Peiyuan Qiu, Authorized Signatory

Zhengjun Zhang

By:	/s/ Zhengjun Zhang
Name:	Zhengjun Zhang, an individual

Nan Lu

By:	/s/ Nan Lu
Name:	Nan Lu, an individual

Jianhua Wang

By:	/s/ Jianhua Wang
Name:	Jianhua Wang, an individual

Ailin Xin

By:	/s/ Ailin Xin
Name:	Ailin Xin, an individual

Ring & King Investment Co., Limited

By:	/s/ Ailin Xin
Name:	Ailin Xin, Authorized Signatory

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